                                                                    EXHIBIT 4.17

THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS SPECIFIED IN SECTION 8 HEREOF. NEITHER THE RIGHTS REPRESENTED BY THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE LAW, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IF, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THIS WARRANT, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN WHOLE OR IN PART NOR THE WARRANT EXERCISED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2 AND
SECTION 8 HEREOF.


                           SYQUEST TECHNOLOGY, INC.

                       WARRANT TO PURCHASE COMMON STOCK

     SyQuest Technology, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, State Capital Market Group, Ltd. ("State Capital"), the registered holder hereof, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof but not after 5:00 P.M. San Francisco time on the Expiration Date (as defined herein) fifty thousand (50,000) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (as adjusted from time to time as provided in this Warrant) (the "Warrant Shares") at an initial purchase price of U.S. $10.875 per share in lawful money of the United States.

     Section 1.

          (a)  DEFINITIONS.  The following words and terms as used in this
               -----------
Warrant shall have the following meanings:

     "Common Stock" means (a) the Company's common stock and (b) any capital
      ------------
stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

     "Convertible Securities" mean any securities issued by the Company which
      ----------------------
are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

     "Expiration Date" means the date three years from the date of this Warrant
      ---------------
or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of San Francisco or the State of California (a "Holiday"), the next preceding date which is not a Holiday.

     "Transfer" shall include any disposition of any Warrants or Warrant Shares,
      --------
or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended, or the securities laws of California or such other state or states as may be applicable.

     "Warrant" shall mean this Warrant and all Warrants issued in exchange,
      -------
transfer or replacement of any thereof.

     "Warrant Exercise Price" shall initially be U.S. $10.875 per share and
      ----------------------
shall be adjusted and readjusted from time to time as provided in this Warrant.

          (b)  Other Definitional Provisions.
               -----------------------------

               (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

               (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

               (iii) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     Section 2.       EXERCISE OF WARRANT.
                      -------------------

          (a) Subject to the terms and conditions hereof, this Warrant may be exercised, in whole or in part, at any time during normal business hours on or after the opening of business on the date hereof and prior to 5:00 P.M. San Francisco time on the Expiration Date. The rights represented by this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or from time to time in part (except that this Warrant shall not be exercisable as to a fractional share) by (i) delivery of a written notice, in the form of the Subscription Notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) in cash or by certified or official bank check, for the number of Warrant Shares as to which this Warrant shall have been exercised, and (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the holder hereof); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the holder, shall be delivered to, or as directed by such holder within a reasonable time, after such rights shall have been so exercised.

          (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant was exercised, and (ii) the holder thereof shall be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the amount due in respect of such exercise and any applicable taxes was made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

     Section 3.     COVENANTS AS TO COMMON STOCK. The Company covenants and
                    ----------------------------
agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

     Section 4.       TAXES.  The Company shall not be required to pay any tax
                      -----
or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares of Common Stock in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

     Section 5.       WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  No holder, as
                      ---------------------------------------
such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he is then entitled to receive upon the due exercise of this Warrant.

     Section 6.     NO LIMITATION ON CORPORATE ACTION.  No provisions of this
                    ---------------------------------
Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

     Section 7.     REPRESENTATION OF HOLDER.  The holder of this Warrant, by
                    ------------------------
the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, nor with any present intention of distributing any of the same. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor") and an "excluded purchaser" for purposes of Section 25102(f) of the California Corporate Securities Law of 1968 (an "Excluded Purchaser"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Warrant Stock so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor and an Excluded Purchaser. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as shall be reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate the United States' or any state's securities laws.

     Section 8.     TRANSFER; OPINIONS OF COUNSEL; RESTRICTIVE LEGENDS.
                    --------------------------------------------------

          (a) Prior to any sale, transfer or other disposition of this Warrant or the Warrant Shares, the holder thereof will give ten (10) days' notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and, if such transfer is not registered under the Securities Act (below defined), shall be accompanied by an opinion, addressed to the Company and reasonably satisfactory in form and substance to it, of counsel (reasonably satisfactory to the Company) for such holder, stating whether, in the opinion of such counsel, such transfer will be a transaction exempt from registration under the Securities Act.

          (b) If such sale, transfer or other disposition may in the opinion of such counsel be effected without registration under the Securities Act, such holder shall thereupon be entitled to the terms of the notice delivered by such holder to the Company. If in the opinion of such counsel such transfer may not be effected without registration under the Securities Act, such holder shall not be entitled to so transfer this Warrant, or the Warrant

Shares unless the Company shall have filed a registration statement relating to such proposed transfer and such registration statement has become effective under the Securities Act.

          (c) Any Warrant Shares issued pursuant to the exercise of this Warrant may bear one or more of the legends in similar form to the legend set forth on this Warrant.

     Section 9.     LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this
                    --------------------------------------------
Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

     Section 10.    NOTICE.  All notices and other communications under this
                    ------
Warrant shall (a) be in writing (which shall include communications by telecopy), (b) be (i) sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or (ii) delivered by hand, (c) be given at the following respective addresses and telecopier numbers and to the attention of the following persons:


               (i)  if to the Company, to it at:


                    SyQuest Technology, Inc.
                    47071 Bayside Parkway
                    Fremont, California  94538
                    Telephone:  (510) 226-4000
                    Telecopier:  (510) 226-4100

               with a copy to:

                    Jackson Tufts Cole & Black, LLC
                    650 California Street, Suite 3200
                    San Francisco, California  94108
                    Attention:  Gretchen D. Hug, Esq.
                    Telephone:  (415) 433-1950
                    Telecopier: (415) 392-3494

               (ii) if to State Capital, to it at the address set forth below State Capital's signature on the signature page hereof.

or at such other address or telecopier number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the fifth Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section and the appropriate answer back is received or receipt is otherwise acknowledged, and (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address, telecopier or telephone number, shall not be deemed furnished, until received.

     Section 11.    MISCELLANEOUS.  This Warrant and any term hereof may be
                    -------------
changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of California.

     Section 12.    DATE.  The date of this Warrant is July 30, 1996.  This
                    ----
Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 12 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.



                                       SYQUEST TECHNOLOGY, INC.


                                       By:    /s/ John W. Luhtala
                                              ---------------------------------

                                       Name:  John W. Luhtala
                                              ---------------------------------

                                       Title: Sr. VP & CFO
                                              ---------------------------------

ACCEPTED:
--------


STATE CAPITAL MARKET GROUP, LTD.


By:    /s/ Michael Arnouse
       ----------------------

Name:  Michael M. Arnouse
       ----------------------

Title: President
       ----------------------

Address:  3 Edward Lane
          -------------------

Syasset, N.Y. 11791
-----------------------------

                             EXHIBIT A TO WARRANT
                             --------------------

                               SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH REGISTERED HOLDER DESIRES TO EXERCISE THIS WARRANT

                           SYQUEST TECHNOLOGY, INC.

     The undersigned hereby exercises the right to purchase Warrant Shares covered by this Warrant according to the conditions thereof and herewith makes payment of U.S. $________, the aggregate Warrant Exercise Price of such Warrant Shares in full.

     The undersigned further certifies that:

     1. It is acquiring the Warrant Shares for its own account and not as nominee for any other party, for investment and not with a view to, or sale in connection with, any distribution thereof, nor with any present intention of distributing any of the same; and

     2. As of this date, it is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and an "excluded purchaser" for purposes of Section 25102(f) of the California Corporate Securities Law of 1968.








                                       STATE CAPITAL MARKET GROUP, LTD.:


                                       By:   _______________________________
                                       Name:
                                       Title:

                                       Address: ____________________________
                                       ____________________________________
                                       ____________________________________

                                Number of Warrant Shares Being Purchased:

                                ___________________________________
Dated:  ______________, 199___.